UNWINDING AGREEMENT

This **UNWINDING AGREEMENT** (the "**Agreement**"), made and entered into as of July 29, 2021 (the "**Effective Date**"), is entered into by and between **ALPHA INVESTMENT INC.**, a Delaware corporation ("**ALPC**" or the "**Company**") and **PARSONS ENERGY GROUP LLC**, An Idaho limited liability company ("**Parsons**"). ALPC and Parsons are sometimes referred to herein, individually, as a "**Party**" and collectively, as the "**Parties.**"

RECITALS

WHEREAS, on December 31, 2019, the Parties made and entered into a Share Exchange Agreement (the "**Original Share Agreement**"), providing for a transaction (the "**Exchange**") pursuant to which ALPC acquired a nineteen percent (19%) limited liability company membership interest (the "**Legacy Sand Interest**") in Legacy Sand Group LLC, a newly formed Florida limited liability company ("**Legacy Sand**") in exchange for the issuance by the Company of 5,700 shares of its Series 2020 Convertible Perpetual Preferred Stock with a stated value of $10,000 per share and on June 30, 2020 amended the agreement reducing the shares to 3,382 (the **"ALPC 2020 Shares"**).

WHEREAS, despite its best efforts, pending Legacy Sand commencing operations and generating revenues, the Company has not been able to sufficiently establish the valuation of the Interest and the ALPC 2020 Shares to the satisfaction of its independent registered public accounting firm, in order to allow them to be reflected as an asset on the Company's balance sheet included in its periodic reports filed with the Securities and Exchange Commission under the Exchange Act of 1934, as amended; and

WHEREAS, the Parties believe that accordingly, it is in their respective best interests to unwind and rescind the Definitive Exchange Agreement and the Exchange, retroactive to December 31, 2019 (the "**Unwinding Date**"), on and subject to the terms and conditions set forth in this Agreement.

WHEREAS ALPC is requesting the return of the **"ALPC 2020 Shares"** and as such shall return the **"Legacy Sand Interest"** to **"Parsons"**.

AGREEMENT

NOW THEREFORE, in consideration of the mutual promises set forth in this Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

1. **Recitals.** The foregoing recitals are true and correct and incorporated herein by reference.

2. **Unwinding**.

(a) The Definitive Exchange Agreement and the Exchange contemplated thereby

are hereby unwound and rescinded retroactive to the Unwinding Date and are of no further force and effect whatsoever.

(b) As of the Effective Date, ALPC hereby (i) sells, transfers, assigns and conveys all of its right, title and interest in and to the Legacy Sand Interest to Legacy Sand Group; (ii) waives any ownership rights in and to the Legacy Sand Interest; and (iii) delivers to Legacy Sand Group, such other documents of sale, transfer, assignment and conveyance as may be requested by Parsons.

(c) As of the Effective Date, Parsons hereby (i) sells, transfers, assigns and conveys all of the ALPC 2020 Shares to ALPC; (ii) waives any ownership rights in and to the ALPC 2020 Shares; and (iii) delivers to ALPC, certificates evidencing the ALPC 2020 Shares, together with stock powers duly endorsed for transfer.

3. **Releases**.

(a) ALPC, for itself and its affiliates and their respective past and present members, shareholders, managers, directors, officers, employees, attorneys and agents (collectively, the "**ALPC Release Parties**"), individually and collectively, hereby release fully and discharge forever any and all promises, covenants, agreements, contracts, claims, demands or causes of action, whether in law or in equity, for damages, costs, expenses, compensation or other relief for or on account of any damages, loss, injury or harm, whether developed or undeveloped, known or unknown or past, present or future which they ever had, now have or hereinafter can, shall or may have against Parsons and its affiliates and their respective past and present members, shareholders, managers, directors, officers, employees, attorneys, agents, heirs, legal representatives, successors and assigns (collectively, the "**Parsons Release Parties**"), by reason of any act, omission or matter whatsoever done by any of the ALPC Release Parties, individually and collectively, which are solely related to or arise from the Definitive Exchange Agreement and the Exchange or otherwise, from the beginning of the world and until the Effective Date.

(b) The Parsons Release Parties, individually and collectively, hereby release fully and discharge forever any and all promises, covenants, agreements, contracts, claims, demands or causes of action, whether in law or in equity, for damages, costs, expenses, compensation or other relief for or on account of any damages, loss, injury or harm, whether developed or undeveloped, known or unknown or past, present or future which they ever had, now have or hereinafter can, shall or may have against the ALPC Release Parties, by reason of any act, omission or matter whatsoever done by any of the Parsons Release Parties, individually and collectively, which are solely related to or arise from the Definitive Exchange Agreement and the Exchange or otherwise, from the beginning of the world and until the Effective Date.

4. **Non-Disparagement**. Neither ALPC on one hand nor Parsons on the other hand, will disparage, portray in a negative light, or make any statement which could be construed as defamatory to the other Party or Parties or injurious to their reputation.

5. **Representations and Warranties**.

(a) The Parties represent and warrant to each other that (i) they have all necessary

authority to execute this Agreement; (ii) upon execution and delivery, this Agreement will become a binding obligation of each of the Parties, enforceable in accordance with its terms; (iii) the execution, delivery and performance of this Agreement will not violate any federal or state law, rule or regulation applicable to the Parties; and (iv) there are no pending or to each Party's knowledge, threatened claims or actions against such Party with respect to the Exchange Agreement or the Exchange.

(b) The Parties expressly represent and warrant to each other that they have been fully informed as to the terms, contents, conditions and effects of this Agreement and that they have executed the same freely and voluntarily and having had the opportunity to obtain the advice from their own attorneys and fully understand and intend this Agreement to be a full, complete, and final settlement and release as to all matters set forth herein.

6. **Attorney's Fees and Costs**. The Parties shall each pay their own expenses incurred incident to this Agreement and the transactions contemplated herein, including their respective legal fees. If, however, any legal action or other proceeding is brought for the interpretation or enforcement of or otherwise under this Agreement, or to obtain damages, injunctive or equitable relief arising out of a breach of this Agreement, the prevailing Party or Parties shall be entitled to recover from the non-prevailing Party or Parties, all attorney's fees and costs incurred in such action or proceeding, at both trial and appellate levels, in addition to any and all other relief relating to the attorney's fees and costs set forth in this Agreement.

7. **Miscellaneous**.

(a) This Agreement incorporates all of the terms and conditions of the agreement among the Parties with respect to the subject mater hereof and supersedes any prior negotiations or any prior contemporaneous agreements or representations, oral or written, expressed or implied, by or between the Parties with respect to the subject matter hereof.

(b) The Parties acknowledge that they have read and understand this Agreement and all documents to which this Agreement refers.

(c) Nothing shall serve to amend or modify any provisions of this Agreement in any respect whatsoever unless reduced to writing and signed by all the Parties.

(d) No waiver of any of the provisions of this Agreement in any one instance shall be deemed, or shall constitute, a waiver of any other provisions, whether or not similar, nor shall any waiver constitute a continuing waiver. No waiver shall be binding unless executed in writing by the Parties making the waiver.

(e) In the event that any one or more of the provisions contained in this Agreement shall be declared invalid, void or unenforceable, the remainder of the provisions of this Agreement shall remain in full force and effect, and each term and provision shall be subject to enforcement to the maximum extent permitted by law, provided that this does not result in failure of the essential purpose of this Agreement for either side.

(f) This Agreement shall be construed in accordance with, and governed by, the laws of the State of Delaware, without regard to conflicts of law principles.

(g) The Parties acknowledge that they have each been advised by counsel during the course of negotiation of this Agreement and, therefore, this Agreement and any other documents related hereto shall be interpreted without regard to any presumption or rule requiring construction against the party causing this Agreement to be drafted.

(h) This Agreement may be executed simultaneously in counterparts, including by facsimile, .pdf or other electronic transmission, each of which shall be deemed an original, but all of which shall constitute one and the same agreement.

(i) This Agreement shall be binding upon the Parties, their respective heirs, legal representatives and successors and assigns and shall inure to the benefit of the aforementioned persons and the Parties, as the case may be.

(j) The terms of this Agreement shall remain absolutely confidential and none of the Parties shall divulge or disclose the facts, circumstances, representations or negotiations underlying the terms or conditions of this Agreement, to any person, corporation, association, governmental agency or other entity except: (i) to the extent necessary to report to appropriate taxing authorities or any regulatory authority as required by law; (ii) to the extent necessary to enforce the Parties' rights under this Agreement; (iii) to the Parties' attorneys, accountants or financial advisors; (iv) as required by applicable law; or (v) in response to an inquiry, order or subpoena issued by or under authority of a court of competent jurisdiction or a governmental agency.

[*SIGNATURE PAGE FOLLOWS*]

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the Effective Date.

ALPC:

ALPHA INVESTMENT INC.

By: Todd C. Buxton
Todd Buxton, Chief Executive Officer

PARSONS:

PARSONS ENERGY GROUP LLC

By: Herbert F Parsons
Herbert Parsons, Managing Member